Exhibit 5.1

666 Fifth Avenue, 31st Floor • New York, New York 10103-3198

Telephone: 212 318 3000 • Facsimile: 212 318 3400

April 1, 2011

Universal Health Services, Inc.

and the Subsidiary Guarantors

367 South Gulph Road

King of Prussia, Pennsylvania 19406

Ladies and Gentlemen:

We have acted as counsel to Universal Health Services, Inc., a Delaware corporation (the “Company”) and the Subsidiary Guarantors (as defined below) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company and the Subsidiary Guarantors with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration under the Act of (i) the offering and issuance of $250,000,000 aggregate principal amount of the Company’s 7% Senior Notes due 2018 (the “Exchange Notes”) in exchange for a like principal amount of the Company’s issued and outstanding 7% Senior Notes due 2018 (the “Outstanding Notes”) as described in the Registration Statement (the “Exchange Offer”) and (ii) the guarantees of the Exchange Notes (the “Guarantees”) of the subsidiaries of the Company identified as registrant subsidiary guarantors in the Registration Statement (the “Subsidiary Guarantors”). The Outstanding Notes were issued, and the Exchange Notes will be issued, under an Indenture (the “Indenture”), dated as of September 29, 2010, between the Company, as successor by merger to UHS Escrow Corporation, and Union Bank, N.A., as trustee (the “Trustee”), as amended by the Supplemental Indenture, dated as of November 15, 2010, among the Company, the Trustee and the Subsidiary Guarantors. The Subsidiary Guarantors that are incorporated or organized under the laws of the States of California, Delaware and Texas are identified in Schedule A hereto (the “Applicable Subsidiary Guarantors”).

In connection with the foregoing, we have examined originals or copies of such corporate, limited liability company or partnership records of the Company and the Applicable Subsidiary Guarantors, certificates and other communications of public officials, certificates of officers, members or partners of the Company and the Applicable Subsidiary Guarantors, and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to the questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers, members or partners of the Company and the Applicable Subsidiary Guarantors and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all

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MINNEAPOLIS • MUNICH • NEW YORK • RIYADH • SAN ANTONIO • ST. LOUIS • WASHINGTON DC

www.fulbright.com

Universal Health Services, Inc.

and the Subsidiary Guarantors

April 1, 2011

documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company and the Applicable Subsidiary Guarantors of all documents examined by us, and the legal capacity of each individual who signed any of those documents. We have also assumed that (i) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee and (ii) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act and the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended.

Based upon the foregoing, and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we advise you that, in our opinion:

(a)	When the Exchange Notes have been duly executed, authenticated and delivered in accordance with the Indenture and the Exchange Offer, the Exchange Notes will be legally issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(b)	When the Exchange Notes have been duly executed, authenticated and delivered in accordance with the Indenture and the Exchange Offer, the Guarantee of each Subsidiary Guarantor will be legally issued and will constitute a valid and legally binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

Our opinions in paragraphs (a) and (b) above are subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law). In addition, we express no opinion concerning (i) the validity or enforceability of any provisions of the Exchange Notes or the Guarantees that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (ii) any provision that relates to severability or separability or purports to require that all amendments, supplements or waivers to be in writing; or (iii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws. For purposes of our opinion in paragraph (b), we have relied on the opinion of Matthew D. Klein, General Counsel of the Company, dated April 1, 2011, as to the due authorization of the Indenture and the Guarantees by the Subsidiary Guarantors other than the Applicable Subsidiary Guarantors.

The foregoing opinions are expressly limited to matters under and governed by the federal laws of the United States of America, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act (including

Universal Health Services, Inc.

and the Subsidiary Guarantors

April 1, 2011

the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting each of the foregoing Delaware statutes), and the internal laws of the States of California, New York and Texas, in each case in effect on the date hereof, and we express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Act.

Sincerely yours,

/s/ FULBRIGHT & JAWORSKI L.L.P.

Fulbright & Jaworski L.L.P.

Schedule A

Applicable Subsidiary Guarantors

Registrant Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Formation
ASSOCIATED CHILD CARE EDUCATIONAL SERVICES, INC.	CA
ATLANTIC SHORES HOSPITAL, LLC	DE
BEHAVIORAL HEALTHCARE LLC	DE
BHC HOLDINGS, INC.	DE
BHC MESILLA VALLEY HOSPITAL, LLC	DE
BHC NORTHWEST PSYCHIATRIC HOSPITAL, LLC	DE
BRENTWOOD ACQUISITION-SHREVEPORT, INC.	DE
CANYON RIDGE HOSPITAL, INC.	CA
CEDAR SPRINGS HOSPITAL, INC.	DE
CUMBERLAND HOSPITAL PARTNERS, LLC	DE
DEL AMO HOSPITAL, INC.	CA
EMERALD COAST BEHAVIORAL HOSPITAL, LLC	DE
FORT DUNCAN MEDICAL CENTER, L.P.	DE
FRONTLINE BEHAVIORAL HEALTH, INC.	DE
FRONTLINE HOSPITAL, LLC	DE
FRONTLINE RESIDENTIAL TREATMENT CENTER, LLC	DE
HHC DELAWARE, INC.	DE
HHC PENNSYLVANIA, LLC	DE
HICKORY TRAIL HOSPITAL, L.P.	DE
HORIZON HEALTH CORPORATION	DE
HORIZON HEALTH HOSPITAL SERVICES, LLC	DE
HORIZON MENTAL HEALTH MANAGEMENT, LLC	TX
KEYS GROUP HOLDINGS LLC	DE
KEYSTONE NPS LLC	CA
KEYSTONE/CCS PARTNERS LLC	DE
KINGWOOD PINES HOSPITAL, LLC	TX
KMI ACQUISITION, LLC	DE
LANCASTER HOSPITAL CORPORATION	CA
LAUREL OAKS BEHAVIORAL HEALTH CENTER, INC.	DE
MANATEE MEMORIAL HOSPITAL, L.P.	DE
MCALLEN HOSPITALS, L.P.	DE
MCALLEN MEDICAL CENTER, INC.	DE
MERION BUILDING MANAGEMENT, INC.	DE
MERRIDELL ACHIEVEMENT CENTER, INC.	TX
NEURO INSTITUTE OF AUSTIN, L.P.	TX
NORTHWEST TEXAS HEALTHCARE SYSTEM, INC.	TX
OCALA BEHAVIORAL HEALTH, LLC	DE
PALMETTO BEHAVIORAL HEALTH HOLDINGS, LLC	DE
PENDLETON METHODIST HOSPITAL, L.L.C.	DE
PREMIER BEHAVIORAL SOLUTIONS OF FLORIDA, INC.	DE
PREMIER BEHAVIORAL SOLUTIONS, INC.	DE
PSYCHIATRIC SOLUTIONS HOSPITALS, LLC	DE
PSYCHIATRIC SOLUTIONS, INC.	DE
RAMSAY MANAGED CARE, LLC	DE
RAMSAY YOUTH SERVICES OF GEORGIA, INC.	DE
RIVEREDGE HOSPITAL HOLDINGS, INC.	DE
SHADOW MOUNTAIN BEHAVIORAL HEALTH SYSTEM, LLC	DE
SHC-KPH, LP	TX
SPRINGFIELD HOSPITAL, INC.	DE
STONINGTON BEHAVIORAL HEALTH, INC.	DE
TBD ACQUISITION, LLC	DE
TBJ BEHAVIORAL CENTER, LLC	DE
TEXAS CYPRESS CREEK HOSPITAL, L.P.	TX
TEXAS HOSPITAL HOLDINGS, INC.	DE
TEXAS LAUREL RIDGE HOSPITAL, L.P.	TX
TEXAS SAN MARCOS TREATMENT CENTER, L.P.	TX
TEXAS WEST OAKS HOSPITAL, L.P.	TX
TOLEDO HOLDING CO., LLC	DE
TWO RIVERS PSYCHIATRIC HOSPITAL, INC.	DE
UHS CHILDREN SERVICES, INC.	DE

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Registrant Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Formation
UHS KENTUCKY HOLDINGS, L.L.C.	DE
UHS OF ANCHOR, L.P.	DE
UHS OF BENTON, INC.	DE
UHS OF BOWLING GREEN, LLC	DE
UHS OF CENTENNIAL PEAKS, L.L.C.	DE
UHS OF CORNERSTONE HOLDINGS, INC.	DE
UHS OF CORNERSTONE, INC.	DE
UHS OF D.C., INC.	DE
UHS OF DELAWARE, INC.	DE
UHS OF DENVER, INC.	DE
UHS OF DOVER, L.L.C.	DE
UHS OF DOYLESTOWN, L.L.C.	DE
UHS OF FAIRMOUNT, INC.	DE
UHS OF GEORGIA HOLDINGS, INC.	DE
UHS OF GEORGIA, INC.	DE
UHS OF GREENVILLE, INC.	DE
UHS OF LAKESIDE, LLC	DE
UHS OF LAUREL HEIGHTS, L.P.	DE
UHS OF PARKWOOD, INC.	DE
UHS OF PEACHFORD, L.P.	DE
UHS OF PROVO CANYON, INC.	DE
UHS OF PUERTO RICO, INC.	DE
UHS OF RIDGE, LLC	DE
UHS OF ROCKFORD, LLC	DE
UHS OF SALT LAKE CITY, L.L.C.	DE
UHS OF SAVANNAH, L.L.C.	DE
UHS OF SPRING MOUNTAIN, INC.	DE
UHS OF SPRINGWOODS, L.L.C.	DE
UHS OF SUMMITRIDGE, L.L.C.	DE
UHS OF TEXOMA, INC.	DE
UHS OF TIMBERLAWN, INC.	TX
UHS OF TIMPANOGOS, INC.	DE
UHS OF WYOMING, INC.	DE
UHS SAHARA, INC.	DE
UHS-CORONA, INC.	DE
UNIVERSAL HEALTH SERVICES OF PALMDALE, INC.	DE
UNIVERSAL HEALTH SERVICES OF RANCHO SPRINGS, INC.	CA
VALLE VISTA, LLC	DE
WEKIVA SPRINGS CENTER, LLC	DE
WILLOW SPRINGS, LLC	DE
WINDMOOR HEALTHCARE OF PINELLAS PARK, INC.	DE

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